CREDIT AND SECURITY AGREEMENT
                                  B.V.S., INC.
                          Dated as of October 30, 1995

         B.V.S., Inc., an Arizona corporation (the "Borrower"), and Norwest Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

         "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

         "Advance" means an advance to the Borrower by the Lender under the Credit Facility.

         "Affiliate" or "Affiliates" means the Guarantors and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit and Security Agreement.

         "Availability" means, as of any date of determination, the Borrowing Base minus the sum of the outstanding and unpaid Advances.

         "Banking Day" means a day other than a Saturday on which banks are generally open for business in Minneapolis, Minnesota.

         "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

         "Book Net Worth" means, as of the date of determination, Total Assets minus Indebtedness.

         "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

                  (a)      the Commitment, or

                  (b)      the sum of

                           (i)      80% of Eligible Accounts, plus

                           (ii) the lesser of (A) 30% of Eligible Inventory or (B) $75,000.

         "Capital Expenditures" means, for any specified period, the aggregate of all gross expenditures during such period for the purchase or construction of fixed assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are required to be capitalized on the balance sheet, including the balance sheet amount of any lease obligations incurred during such period.

         "Capitalized Lease Obligations" has the meaning assigned thereto in
Section 7.1 hereof.

         "Cash Available for Debt Service" means, for any specified period, (i) Net Income, plus (ii) Total Interest, plus (iii) amortization of intangibles, plus (iv) depreciation, minus (v) unfinanced Capital Expenditures.

         "Collateral" means all of the Equipment, General Intangibles, Inventory, Receivables, and the Holdings Note together with all substitutions and replacements for and products of any of the foregoing and together with proceeds of any and all of the foregoing and, in the case of all tangible collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

         "Collateral Account" has the meaning specified in Section hereof.

         "Collateral Account Agreement" has the meaning specified in Section 4.1(d) hereof.

         "Collateral Pledge Agreement" means the collateral pledge agreement executed by the Borrower in favor of the Lender pursuant to which the Borrower grants the Lender a security interest in the Holdings Note.

         "Commitment" means $400,000, unless said amount is reduced pursuant to Section hereof, in which event it means the amount to which said amount is reduced.

         "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II hereof.

         "Debt Service" means, for any specified period, the sum of (i) Total Interest, plus (ii) scheduled principal amortization of all interest bearing Indebtedness, plus (iii) scheduled payments of rent under all Capitalized Lease Obligations.

         "Debt Service Coverage Ratio" means Cash Available for Debt Service divided by Debt Service.

         "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" means at any time two percent (2%) over the Floating Rate or the Term Loan Floating Rate, as the case may be, which Default Rate shall change when and as the Floating Rate changes and as the Term Loan Floating Rate changes.

         "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                  (1) That portion of Accounts over 90 days past invoice date;

                  (2) That portion of Accounts that are disputed or subject to a claim of offset or a contra account;

                  (3) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                  (4) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government with respect to which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                  (5) Accounts owed by an account debtor located outside the United States which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion;

                  (6) Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;

                  (7) Accounts owed by a shareholder, subsidiary, Affiliate, officer or employee of the Borrower;

                  (8) Accounts not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

                  (9) That portion of Accounts that have been restructured, extended, amended or modified;

                  (10) That portion of Accounts that constitutes finance charges, service charges or sales or excise taxes;

                  (11) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (1), (2) or (9) above; and

                  (12) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

         "Eligible Inventory" means all inventory of the Borrower consisting of
(i) new lumber and (ii) pallets which have been repaired and are ready for sale, at the lower of cost or market value as determined in accordance with generally accepted accounting principles; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                  (1) Inventory that is: in-transit; located at any warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment to or from any other person or subject to any bailment;

                  (2) Supplies, packaging or parts inventory;

                  (3) Work-in-process inventory;

                  (4) Inventory that is damaged, obsolete or not currently saleable in the normal course of the Borrower's operations;

                  (5) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                  (6) Inventory that is subject to a security interest in favor of any Person other than the Lender;

                  (7) Inventory that consists of customer pallets (i.e., pallets owned by customers and delivered to the Borrower for repair and return to the customer), machine pallets (i.e., pallets to be destroyed or dismantled), pallets awaiting repair, and used lumber;

                  (8) Inventory otherwise deemed ineligible by the Lender in its reasonable discretion.

         "Environmental Laws" has the meaning specified in Section hereof.

         "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" has the meaning specified in Section hereof.

         "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-quarter percent (1.25%), which Floating Rate shall change when and as the Base Rate changes.

         "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

         "Guarantor Security Agreements" means, individually and collectively, the Third Party Security Agreements executed by Pallet Recycling Associates of North America, Inc., Holdings, Otto Packaging, Inc., Quality Pallet, Inc., and Pallet Supply Co., Inc., and delivered to the Lender.

         "Guarantors" means Pallet Recycling Associates of North America, Inc., Holdings, Pallet Exchange of Kansas City, Inc., Otto Packaging, Inc., Harris Supply, Inc., Harris Supply Company of Georgia, Inc., Quality Pallet, Inc., Hurt's Pallet & Sales, Inc., Pallet Source, Inc., Pallet City, Inc., PRANA Oklahoma City, Inc., PRANA Denver, Inc., B&B Pallet Supply Company, Pallet Supply Co., Inc., and any other Subsidiary of any of the foregoing entities formed or acquired on or after the date hereof.

         "Guaranty" means, individually and collectively, the guaranty by corporation executed by each of the Guarantors and delivered to the Lender.

         "Holdings" means PRANA Holdings, Inc., a Minnesota corporation.

         "Holdings Note" means that certain Promissory Note dated October 30, 1995 executed by Holdings and payable to the order of the Lender in the original principal amount of $_________________.

         "Indebtedness" means, collectively, (i) all items which, in accordance with generally accepted accounting principles, would be included on the liability side of a balance sheet as of the date on which Indebtedness is to be determined, excluding capital stock, surplus capital and retained earnings, (ii) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or lien, whether or not the indebtedness secured thereby shall have been assumed, (iii) all amounts representing the capitalization of rentals in accordance with generally accepted accounting principles, and (iv) all guaranties, endorsements and other contingent obligations.

         "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

         "Loan Documents" means this Agreement, the Note and the Security Documents.

         "Lockbox" has the meaning specified in Section 4.1(e) hereof.

         "Lockbox Agreement" has the meaning specified in Section 4.1(e) hereof.

         "Management Agreement" means that certain Management Agreement executed by and between the Borrower and Holdings pursuant to which Holdings agrees to provide management services to the Borrower in exchange for payment of certain management fees.

         "Net Income" means, for any specified period, the Borrower's net after-tax income for such period as determined in accordance with generally accepted accounting principles, consistently applied.

         "Note" means the Revolving and Term Note.

         "Obligations" has the meaning specified in Section hereof.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

         "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit attached hereto.

         "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

         "Related Borrowers" means Holdings, Otto Packaging, Inc., Quality Pallet, Inc., Pallet Supply Co., Inc., and any other present or future Affiliate who at any time incurs indebtedness to the Lender or any affiliate of the Lender including, without limitation, Norwest Bank Minnesota, National Association.

         "Related Debt" means all present and future indebtedness of the Related Borrowers to the Lender and any affiliate of the Lender including, without limitation, the indebtedness of Holdings to Norwest Bank Minnesota, National Association.

         "Related Loan Documents" means any and all documents, instruments and agreements now or hereafter executed by any Related Borrower in favor of the Lender or any affiliate of the Lender, including, without limitation, the credit and security agreements executed by each of the present Related Borrowers (other than Holdings) in favor of the Lender, the Term Loan and Security Agreement dated August 8, 1995 executed by Holdings and Norwest Bank Minnesota, National Association, and the other "Loan Documents" as defined in each of said credit and security agreements and said Term Loan and Security Agreement, as any of said documents may be or have been amended from time to time.

         "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

         "Revolving Note" means the revolving note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit A-1.

         "Security Documents" means the Collateral Account Agreement, the Lockbox Agreement and the Collateral Pledge Agreement, each as described in Section hereof or as defined herein.

         "Security Interest" has the meaning specified in Section hereof.

         "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "Tangible Net Worth" means, as of the date of determination, the Book Net Worth of the Borrower as of such date after eliminating all intangible assets (as determined under generally accepted accounting principles properly used in the preparation of the financial statements for financial reporting purposes, consistently applied) including, without limitation, good will, franchises, licenses, license rights, patents, trademarks, trade names, copyrights, unamortized organization expense and amounts designated on the balance sheet of the Borrower as a covenant not to compete, leasehold improvements, any amount at which shares of common or preferred stock of the Borrower appear as an asset on the balance sheet of the Borrower, advances or loans to stockholders, directors, officers or employees of the Borrower or any Affiliate, advances or loans by the Borrower to any Affiliate, investments in common or preferred stock or general or limited partnership interests except investments in direct obligations of the United States and commercial bank deposits, intercompany transactions between the Borrower and any Affiliate, or between any Affiliate of the Borrower (including specifically, but not limited to, the Holdings Note), deferred expenses and prepaid expenses, and all other intangible assets designated by the Lender in its sole discretion.

         "Term Loan" has the meaning specified in Section hereof.

         "Term Loan Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and three-quarters percent (1.75%), which Term Loan Floating Rate shall change when and as the Base Rate changes.

         "Term Note" means the term note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit A-2.

         "Termination Date" means February 28, 1998.

         "Total Assets" means, as of the date of determination, all assets of the Borrower as of such date which should properly be classified as assets on a balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing definition of Total Assets, all unrealized appreciation and all increases in value shall be excluded in determining the amount of Total Assets.

         "Total Interest" means, for any specified period, all interest accrued within such period on all Indebtedness, as determined in accordance with generally accepted accounting principles, consistently applied.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.


                                   ARTICLE II

                     Amount and Terms of the Credit Facility

         Section 2.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Credit Facility pursuant to Sections or hereof, in an aggregate amount at any time outstanding not to exceed the Borrowing Base, which Advances shall be secured by the Collateral as provided in Article hereof. The Credit Facility shall be a revolving facility and it is contemplated that the Borrower will request Advances, make prepayments and request additional Advances. The Borrower agrees to comply with the following procedures in requesting Advances under this
Section:

                  (a) The Lender will not make any Advance under this Section if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section or otherwise would exceed the Borrowing Base.

                  (b) Each request for an Advance under this Section shall be made to the Lender prior to 11:00 a.m. (Minneapolis time) of the day of the requested Advance by the Borrower. Each request for an Advance may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

                  (c) Upon fulfillment of the applicable conditions set forth in Article hereof, the Lender shall disburse loan proceeds by crediting the same to the Borrower's demand deposit account maintained with Norwest Bank Arizona, National Association unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon request of the Lender, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Advances under this Section notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section , whether written or telephonic, shall be deemed to be a representation by the Borrower that (i) the condition set forth in Section hereof has been met, and (ii) the conditions set forth in Section hereof have been met as of the time of the request.

         Section 2.2 Term Loan. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a term loan (the "Term Loan") in the aggregate principal amount of $209,000, which Term Loan shall be secured by the Collateral as provided in Article hereof. Upon the Borrower's request and fulfillment of the applicable conditions set forth in Article hereof, the Lender shall disburse loan proceeds, crediting the same to the Borrower's demand deposit account specified in Section hereof unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

         Section 2.3 Notes. All Advances, if any, made by the Lender under this Article shall be evidenced by and repayable with interest in accordance with the Revolving Note. The Term Loan shall be evidenced by and repayable with interest in accordance with the Term Note. The principal of the Revolving Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section hereof, and shall bear interest as provided herein. The principal of the Term Note shall be payable in 27 equal monthly installments of $4,354.17 each commencing on December 1, 1995 and continuing on the first day of each month thereafter until and including February 1, 1998, and the entire remaining unpaid principal balance of the Term Note shall be due and payable in full on February 28, 1998. The principal of the Term Note shall also be payable earlier upon acceleration by the Lender pursuant to Section 8.2 hereof. The principal of the Term Note shall bear interest as provided herein.

         Section 2.4 Interest.

                  (a) The principal of the Advances and the Term Loan outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Floating Rate and at the Term Loan Floating Rate, respectively; provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Advances and the Term Loan outstanding from time to time shall bear interest at the Default Rate; and provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of the Advances and the Term Loan outstanding from time to time shall be payable on the first day of the next succeeding month and on the Termination Date or earlier prepayment in full.

                  (b) If any Person shall acquire a participation in the Advances or the Term Loan under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Section hereof, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate or the Term Loan Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

         Section 2.5 Voluntary Prepayment; Termination of Agreement by Borrower; Permanent Reduction of Commitment.

                  (a) Except as otherwise provided herein, the Borrower may, in its discretion, prepay the Advances or the Term Loan in whole at any time or from time to time in part. If either the Advances or the Term Loan is paid or prepaid, in whole or in part, from the proceeds of a refinancing with another party (other than the Lender or an affiliate of the Lender) or from any source other than the cash flow from operations of the Borrower, then the Revolving Note and the Term Note shall, at the option of the Lender, be subject to mandatory prepayment in full. If the prepayment is made on or prior to September 30, 1996, a prepayment fee shall be payable to the Lender in an amount equal to two percent (2%) of the sum of (i) the Commitment, plus (ii) the then outstanding principal balance of the Term Loan. If the prepayment is made at any time on or after September 30, 1996, a prepayment fee shall be payable to the Lender in an amount equal to one percent (1%) of the sum of (i) the Commitment, plus (ii) the then outstanding principal balance of the Term Loan. The Borrower acknowledges that the prepayment fee is an integral part of the pricing of the Credit Facility and the Term Loan and has been established in conjunction with the interest rate under the Revolving Note and the Term Note and that establishment of the prepayment fee is in lieu of increasing the margin used to compute the interest rate under the Revolving Note and the Term Note. The Borrower hereby acknowledges that such prepayment premium is reasonable.

                  (b) The Borrower may terminate this Agreement at any time and, subject to payment and performance of all the Borrower's Obligations to the Lender, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by (i) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement; and (ii) if the Borrower terminates this Agreement effective as of any date other than the Termination Date, paying Lender a prepayment fee which prepayment fee shall be in an amount equal to (i) if the prepayment is made on or prior to September 30, 1996, two percent (2%) of the sum of (a) the Commitment, plus (b) the then outstanding principal balance of the Term Loan; and (ii) if such prepayment is made on or after September 30, 1996, one percent (1%) of the sum of (a) the Commitment, plus (b) the then outstanding principal balance of the Term Loan.

         Section 2.6 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Borrowing Base. If any obligations of any of the Related Borrowers to the Lender or any affiliate of the Lender (including, without limitation, the Related Debt) pursuant to any present or future documents, instruments or agreements (including, without limitation, the Related Loan Documents) are prepaid in whole or in part, whether such prepayment is voluntary or mandatory, or if any loan or credit facility or agreement between any of the Related Borrowers and the Lender or any affiliate of the Lender is terminated (including, without limitation, the Related Loan Document), whether such termination is voluntary or involuntary on behalf of and Related Borrower, then, at the option of the Lender, the Revolving Note and the Term Note shall be subject to mandatory prepayment in full, and the Borrower shall also pay a prepayment premium calculated pursuant to Section 2.5 hereof. Any payment received by the Lender under this Section or under Section may be applied to the Advances or the Term Loan, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment by the Borrower under Section which is designated as a partial prepayment of the Term Loan shall be applied to principal installments of the Term Loan in inverse order of maturity.

         Section 2.7 Payment. All payments of principal of and interest on the Advances and the Term Loan shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, to make an Advance to the extent necessary to pay any such amounts and any fees, costs or expenses hereunder or under the Security Documents.

         Section 2.8 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances, the Term Loan or the fees hereunder, as the case may be.

         Section 2.9 Intentionally Omitted.

         Section 2.10 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances and the Term Loan made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances and the Term Loan under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 30 days after its receipt by the Borrower.

         Section 2.11 Fees.

                  (a) The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $4,567.50, due and payable upon the execution of this Agreement.

                  (b) The Borrower agrees to pay to the Lender a commitment fee at the rate of one-quarter of one percent (.25%) per annum on the average daily unused amount of the Commitment from the date hereof to and including the date on which such facility is terminated, due and payable quarterly in arrears on the first day of each quarter, commencing January 1, 1996, provided that any such commitment fee remaining unpaid upon termination of the Credit Facility or acceleration of the Revolving Note by the Lender pursuant to Section hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of actual days elapsed in a 360-day year.

                  (c) The Borrower agrees to pay to the Lender a monitoring fee at the rate of $7,500.00 per year from the date hereof to and including the date on which the Credit Facility is terminated, due and payable quarterly in arrears on the first day of each calendar quarter in an amount equal to $1,875.00 per quarter commencing January 1, 1996, provided that any such monitoring fee remaining unpaid upon termination of the Credit Facility or acceleration of the Revolving Note by the Lender pursuant to Section 8.2 hereof, shall be due and payable on the date of such termination or acceleration.

                  (d) The Borrower hereby agrees to pay the Lender, on demand, the Lender's then current audit fees (which audit fees are currently $400 per day) in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. The Lender may at any time and from time to time conduct such audits or inspections of any collateral or the operations or business of the Borrower as the Lender may determine in its sole discretion; provided, however, that prior to the occurrence of a Default or Event of Default, the Borrower shall not be required to pay for more than four (4) such audits or inspections per calendar year. Following the occurrence of a Default or an Event of Default, the Borrower shall pay for any and all audits or inspections which the Lender may determine to conduct in its sole discretion.

         Section 2.12 Capital Adequacy. If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.


                                   ARTICLE III

                                Security Interest

         Section 3.1 Grant of Security Interest. The Borrower hereby assigns and grants to the Lender a security interest (together with the security interest granted to the Lender pursuant to the Collateral Pledge Agreement, such security interests are collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Note, or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

         Section 3.2 Notification of Account Debtors and Other Obligors. In addition to the rights of the Lender under Section hereof, with respect to any and all rights to payment constituting Collateral, the Lender may at any time (after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether before or after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         Section 3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section.

         Section 3.5 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                                   ARTICLE IV

                              Conditions of Lending

         Section 4.1 Conditions Precedent to the Initial Advance and the Term Loan. The obligation of the Lender to make the initial Advance or the Term Loan under the Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed on behalf of the Borrower.

                  (b) The Note, properly executed on behalf of the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                  (d) A Collateral Account Agreement (the "Collateral Account Agreement"), duly executed by the Borrower and a financial institution acceptable to the Lender, pursuant to which the Borrower and the institution establish a depository account (the "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which such institution agrees to transfer finally collected funds to the Lender for application to the Advances.

                  (e) A Lockbox Agreement (the "Lockbox Agreement"), duly executed by the Borrower and an institution acceptable to the Lender, pursuant to which the Borrower agrees to maintain and direct account debtors to make payment to, and such institution agrees to maintain and process payments received in, a lockbox for the benefit of the Lender (the "Lockbox"), from which Lockbox such institution shall transfer funds to the Collateral Account.

                  (f) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Guarantor executing a Guarantor Security Agreement, (ii) no financing statements have been filed and remain in effect against the Borrower or any Guarantor executing a Guarantor Security Agreement, except, with respect to the Borrower, those financing statements relating to liens permitted pursuant to Section hereof and, with respect to any Guarantor executing a Guarantor Security Agreement, those financing statements filed by the Lender and with respect to any Guarantor execution a Guarantor Security Agreement, those financing statements relating to liens permitted pursuant to the Guarantor Security Agreement executed by such Guarantor, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder and the security interests granted under the Guarantor Security Agreements, to the extent the Security Interests or such security interests, as the case may be, are capable of being perfected by filing.

                  (g) A certificate of the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the Security Documents and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

                  (h) A certificate of the Secretary or an Assistant Secretary of each Guarantor, certifying as to (i) the resolutions of the directors and, if required, the shareholders of such Guarantor, authorizing the execution, delivery and performance of such Guarantor's Guaranty, and, if applicable, such Guarantor's Guarantor Security Agreement, (ii) the articles of incorporation and bylaws of such Guarantor, and (iii) the signatures of the officers or agents of such Guarantor authorized to execute and deliver such Guarantor's Guaranty and, if applicable, such Guarantor's Guarantor Security Agreement, and other instruments, agreements and certificates on behalf of such Guarantor.

                  (i) A current certificate issued by the Secretary of State of the state of the Borrower's and each Guarantor's incorporation, certifying that the Borrower or such Guarantor, as the case may be, is in compliance with all corporate organizational requirements of such state.

                  (j) Evidence that the Borrower and each Guarantor is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (k) An opinion of counsel to the Borrower and each Guarantor, addressed to the Lender.

                  (l) Certificates of the insurance required hereunder and under each Guarantor Security Agreement, with all hazard insurance containing a lender's loss payable endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

                  (m) The Guaranties, properly executed by each of the Guarantors.

                  (n) The Guarantor Security Agreements, properly executed by the Guarantor executing each such Guarantor Security Agreement.

                  (o) The Related Loan Documents shall have been executed by all of the parties thereto, and all conditions precedent set forth in the Related Loan Documents shall have been satisfied.

                  (p) The Collateral Pledge Agreement, duly executed by the Borrower, together with the original Holdings Note endorsed to the Lender.

                  (q) The Management Agreement, properly executed by the parties thereto.

                  (r) An opening pro forma balance sheet of the Borrower, which balance sheet shall be prepared as if the loans contemplated hereby had been funded as of such date.

                  (s) An equipment appraisal addressed to the Lender prepared by an appraisal firm acceptable to the Lender, which appraisal shall be in form and substance acceptable to the Lender and shall indicate an orderly liquidation value of the Borrower's Equipment of at least $261,250.

                  (t) The original certificates of title for all of the Borrower's vehicles, together with all documents necessary to allow the Lender's security interest to be added to the certificates of title, and to cause the deletion of all other security interests shown thereon, all properly executed by the appropriate parties.

                  (u) Payment of the fees due through the date of the initial Advance or Term Loan under Section hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section hereof.

                  (v) Such other documents as the Lender in its sole discretion may require.

         Section 4.2 Conditions Precedent to All Advances and the Term Loan. The obligation of the Lender to make each Advance or Term Loan shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article hereof are correct on and as of the date of such Advance or Term Loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or Term Loan which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties

         The Borrower represents and warrants to the Lender as follows:

         Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except when the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, properties or operations of the Borrower. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit hereto. The Borrower's tax identification number is correctly set forth in Section.

         Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 5.4 Subsidiaries. Except as set forth in Exhibit attached hereto, the Borrower has no Subsidiaries.

         Section 5.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender unaudited financial statements of the Borrower for its fiscal year ended December 31, 1994 and unaudited financial statements of the Borrower for the months ended July 31, 1995, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

         Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         Section 5.7 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance or Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 5.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

         Section 5.9 Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section hereof, and (ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section hereof.

         Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

         Section 5.11 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

         Section 5.12 Environmental Protection. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto and except when the failure to so comply would not have a material adverse effect on the Borrower or its properties, assets, business or financial condition. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware and except where the failure to so comply would not have a material adverse effect on the Borrower or its properties, assets, business or financial condition. Except as previously disclosed to the Lender in writing, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

         Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

         Section 5.14 Financing Statements. The Borrower has provided to the Lender signed financing statement sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         Section 5.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

         Section 5.16 Trademarks and Patents. Except as set forth on Exhibit F attached hereto, the Borrower does not own any interest in any copyrights, patents or trademarks that are registered under either federal or state law.

         Section 5.17 Ownership of Borrower. All issued and outstanding capital stock of the Borrower (whether common or preferred) is held by Holdings.

         Section 5.18 Vehicles. Except as set forth on Exhibit G attached hereto, the Borrower does not own any interest in any certificated vehicles or certificated piece of equipment.

         Section 5.19 Solvency.

                  (a) The fair salable value of the Borrower as a going concern exceeds the amount that will be required to be paid in respect to the existing debts and other liabilities (including all contingent liabilities) of the Borrower as they mature.

                  (b) The Borrower does not and will not have, immediately following the closing of the transactions contemplated hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

                  (c) The Borrower does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature.


                                   ARTICLE VI

                      Affirmative Covenants of the Borrower

         So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section hereof, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections through and Section hereof; and (ii) a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section hereof, subject to year-end audit adjustments,
         (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections through and Section hereof;

                  (c) on a daily basis, a schedule of assigned receivables, a collection report and such other documents regarding the Borrower's accounts receivable as the Lender may request on forms provided by the Lender;

                  (d) within 20 days after the end of each month, agings of the Borrower's accounts receivable (including a calculation of Eligible Accounts) and its accounts payable and an inventory certification report as at the end of such month;

                  (e) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section hereof or which seek a monetary recovery against the Borrower in excess of $10,000;

                  (g) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (h) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (i) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower; (ii) any goods returned to or recovered by the Borrower; and (iii) any change in the persons constituting the officers and directors of the Borrower;

                  (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (m) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (n) promptly upon knowledge thereof, notice of the violation by the Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (o) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         Section 6.2 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

         Section 6.3 Account Verification. The Lender may, and Borrower will, at any time and from time to time upon request of the Lender, send requests for verification of accounts or notices of assignment to account debtors and other obligors.

         Section 6.4 Compliance with Laws; Environmental Indemnity. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

         Section 6.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 6.6 Maintenance of Properties.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section hereof.

         Section 6.7 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         Section 6.8 Preservation of Corporate Existence. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

         Section 6.10 Lockbox; Collateral Account.

                  (a) The Borrower will irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Lockbox. All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account.

                  (b) The Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, all proceeds or collections of Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any funds or property of the Borrower. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Collected funds from the Collateral Account shall be transferred to the Lender's general account, and the Lender may deposit in its general account or in the Collateral Account any and all collections received by it directly from the Borrower. The Lender may commingle such funds with other property of the Lender or any other person. The Lender from time to time at its discretion may, after allowing 2 Banking Days, apply such funds to the payment of any and all Obligations, in any order or manner of application satisfactory to the Lender.
         All items delivered to the Lender or deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

         Section 6.11 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections , and hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section.

         Section 6.12 Net Income. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), a fiscal year-to-date Net Income of at least the following, calculated as of the following dates:


          As of the Last Day of                               Net Income

            September, 1995                                   $175,000.00
              October, 1995                                    175,000.00
             November, 1995                                    175,000.00
             December, 1995                                    200,000.00
              January, 1996                                          0.00
             February, 1996                                          0.00
                March, 1996                                     50,000.00
                April, 1996                                     50,000.00
                  May, 1996                                     50,000.00
                 June, 1996                                    100,000.00

         Section 6.13 Tangible Net Worth. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), a Tangible Net Worth of at least the following, calculated as of the following dates:

          As of the Last Day of                             Tangible Net Worth

            September, 1995                                     $600,000.00
              October, 1995                                      600,000.00
             November, 1995                                      600,000.00
             December, 1995                                      700,000.00
              January, 1996                                      700,000.00
             February, 1996                                      700,000.00
                March, 1996                                      700,000.00
                April, 1996                                      700,000.00
                  May, 1996                                      700,000.00
                 June, 1996                                      700,000.00

         Section 6.14 Book Net Worth. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), a Book Net Worth of at least the following, calculated as of the following dates:

          As of the Last Day of                                  Book Net Worth

             September, 1995                                     $1,055,000.00
               October, 1995                                      1,055,000.00
              November, 1995                                      1,055,000.00
              December, 1995                                      1,075,000.00

As of the last day of January through June of 1996, the Book Net Worth covenant amount shall be an amount equal to the sum of (i) the greater of the Borrower's actual Book Net Worth as of December 31, 1995 or $1,075,000, plus (ii) for January and February of 1996, zero dollars, for March, April and May of 1996, $50,000, and for June of 1996, $100,000.

         Section 6.15 Debt Service Coverage Ratio. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), a Debt Service Coverage Ratio, calculated quarterly as of the end of each fiscal quarter of the Borrower, of at least 1.3 to 1.0.

         Section 6.16 Financial Covenants for Subsequent Periods. The Net Income, Tangible Net Worth, Book Net Worth, and Debt Service Coverage Ratio covenants and any other covenants which the Lender may deem appropriate in the future based upon the financial condition or performance of the Borrower, for the period commencing July 1, 1996 and thereafter, shall be established by the Lender in its sole discretion, based upon projections acceptable to the Lender, delivered to the Lender pursuant to Section 6.1 hereof, but in any event such covenants shall not be any less stringent than the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15 above.

         Section 6.17 Future Subsidiaries of Holdings. In the event that Holdings consummates any acquisition subsequent to the date hereof, and if such acquisition results in the creation of a new Subsidiary of Holdings, the Borrower agrees to take any and all action required in order to cause such new Subsidiary of Holdings to execute a guaranty of the Obligations and the Related Debt in form and substance acceptable to the Lender in its sole discretion. The Borrower also agrees that in the event the Lender extends any financial accommodations to any other Subsidiary of Holdings in addition to the financial accommodations extended to the Related Borrowers who are Subsidiaries of Holdings on this date by the Lender pursuant to the Related Loan Documents, the Borrower will, at the request of the Lender, execute a guaranty of such financial accommodations, and execute a security agreement or such other documents as the Lender shall deem necessary in order to grant the Lender a security interest in the assets of the Borrower to secure the payment and performance of the financial accommodations to be extended to such Subsidiary of Holdings by the Lender.

         Section 6.18 Availability. The Borrower shall at all times maintain Availability of at least $50,000.

                                   ARTICLE VII

                               Negative Covenants

         So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower agrees that, without the prior written consent of the
Lender:

         Section 7.1 Liens. The Borrower will not (i) create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness, or (ii) incur any lease obligations which are required to be capitalized on the balance sheet ("Capitalized Lease Obligations"); excluding, however, from the operation of the foregoing:

                  (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit hereto, securing indebtedness for borrowed money permitted under Section hereof;

                  (b) the Security Interests;

                  (c) purchase money security interests or Capitalized Lease Obligations relating to the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement; and

                  (d) liens granted to the Lender or any affiliate of the Lender.

         Section 7.2 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness or Capitalized Lease Obligations of the Borrower in existence on the date hereof and listed in Exhibit hereto; and

                  (c) indebtedness or Capitalized Lease Obligations relating to liens permitted in accordance with Section hereof.

         Section 7.3 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit hereto.

         Section 7.4 Investments and Subsidiaries.

                  (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (1) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (2) travel advances or loans to officers and
                  employees of the Borrower not exceeding at any one time an aggregate of $10,000; and

                           (3) advances in the form of progress payments,
                  prepaid rent or security deposits.

                  (b) The Borrower will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit hereto.

         Section 7.5 Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

         Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         Section 7.7 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

         Section 7.8 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 7.9 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

         Section 7.10 Capital Expenditures. The Borrower will not expend or contract to expend Capital Expenditures or Capitalized Lease Obligations in an amount greater than $100,000 in the aggregate during any fiscal year.

         Section 7.11 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         Section 7.12 Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

         Section 7.13 Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section hereof.

         Section 7.14 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

         Section 7.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

         Section 7.16 Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

         Section 7.17 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment. Without limiting the generality of the foregoing, the Lender agrees that if the Borrower's Board of Directors approves a bonus or other compensation planned for officers and key employees of the Borrower and submits such plan to the Lender, the Lender's consent to payments under such plan in excess of the limitation set forth in this Section
7.17 shall not be unreasonably withheld so long as no Default or Event of Default has occurred.

         Section 7.18 Change in Ownership. The Borrower will not issue or sell any stock of the Borrower so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower.

         Section 7.19 Permitted Payments to Holdings. The Borrower will not make any payments to Holdings of any amounts of money whatsoever for any purpose other than (i) payments of management fees payable pursuant to the Management Agreement so long as such management fees do not exceed an amount equal to five percent (5%) of the Borrower's gross sales in any fiscal year and so long as such payments are treated as an expense item; and (ii) additional loans or advances under the Holdings Note so long as the obligation of Holdings to repay such loans or advances is evidenced by and payable in accordance with the Holdings Note.

         Section 7.20 Receivables from Affiliates. The Borrower will not allow the aggregate Receivables due to the Borrower from Affiliates at any time to exceed $20,000.



                                  ARTICLE VIII

                     Events of Default, Rights and Remedies

         Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any interest on or principal of the Note when it becomes due and payable; or

                  (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement; or

                  (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement; or

                  (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor; or

                  (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor; or

                  (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective; or

                  (g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

                  (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

                  (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

                  (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note; or

                  (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

                  (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

                  (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

                  (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist; or

                  (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender or any affiliate of the Lender (including, without limitation, Norwest Bank Minnesota, National Association) including, without limitation, any Default or Event of Default under any of the Related Loan Documents.

         Section 8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may, by notice to the Borrower, declare the Credit Facility to be terminated, whereupon the same shall forthwith terminate;

                  (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Advances and the Term Loan, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

                  (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section hereof, the entire unpaid principal amount of the Note (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

         Section 8.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section ) at least ten calendar days prior to the date of intended disposition or other action.


                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

                  If to the Borrower:

                  B.V.S., Inc.
                  801 South 11th Street
                  Phoenix, AZ  85034
                  Telecopier:  (602) 495-1712
                  Attention: Edward Van

                  If to the Lender:

                  Norwest Credit, Inc.
                  Norwest Center
                  Sixth and Marquette
                  Minneapolis, MN 55479-2058
                  Telecopier: (612) 341-2472
                  Attention: Michelle Guetter

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article hereof shall not be effective until received by the Lender.

         Section 9.4 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

                  Name and address of Debtor:

                  B.V.S., Inc.
                  801 South 11th Street
                  Phoenix, AZ  85034
                  Federal Tax Identification No. 86-0416231


                  Name and address of Secured Party:

                  Norwest Credit, Inc.
                  Norwest Center
                  Sixth and Marquette
                  Minneapolis, Minnesota 55479-2058

         Section 9.5 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         Section 9.6 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

         Section 9.7 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

         Section 9.8 Indemnity. In addition to the payment of expenses pursuant to Section hereof and the environmental indemnity pursuant to Section hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances or the Term Loan, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances or the Term Loan, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances or the Term Loan (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

         Section 9.9 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

         Section 9.10 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 9.11 Binding Effect; Assignment; Complete Agreement. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

         Section 9.12 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement.

         Section 9.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 9.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                        B.V.S., INC.


                                        By____________________________
                                          Its_________________________


                                        NORWEST CREDIT, INC.


                                        By____________________________
                                          Its_________________________


                 SIGNATURE PAGE TO CREDIT AND SECURITY AGREEMENT


                                                      EXHIBIT A-1 TO CREDIT AND
                                                      SECURITY AGREEMENT

                                 REVOLVING NOTE
$400,000.00                                               Minneapolis, Minnesota
                                                          October 30, 1995

         For value received, the undersigned, B.V.S., Inc., an Arizona corporation (the "Borrower"), hereby promises to pay on February 28, 1998 to the order of Norwest Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Hundred Thousand and no/00 Dollars ($400,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement.

         This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        B.V.S., INC.


                                        By____________________________
                                          Its_________________________



                                                       EXHIBIT A-2 TO CREDIT AND
                                                       SECURITY AGREEMENT

                                    TERM NOTE
$209,000.00                                               Minneapolis, Minnesota
                                                          October 30, 1995

         For value received, the undersigned, B.V.S., Inc., an Arizona corporation (the "Borrower"), hereby promises to pay on February 28, 1998 to the order of Norwest Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Nine Thousand and no/00 Dollars ($209,000.00) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360- day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement.

         This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                          B.V.S., INC.


                                          By____________________________
                                            Its_________________________




                                                        EXHIBIT B TO CREDIT AND
                                                        SECURITY AGREEMENT

                                      NAMES

                          B.V.S., Inc.
                          Pallet Exchange
                          PRANA Phoenix, Inc.





               CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS


                          801 South 11th Street
                          Phoenix, AZ 85034





                     OTHER INVENTORY AND EQUIPMENT LOCATIONS


                          6045 West Washington
                          Phoenix, AZ  85043




                                  SUBSIDIARIES



                                      None






                                                        EXHIBIT C TO CREDIT AND
                                                        SECURITY AGREEMENT



                  PERMITTED LIENS, INDEBTEDNESS AND GUARANTIES



                                      Liens


                                      NONE





                                  Indebtedness



                                      NONE






                                   Guaranties


Guaranties in favor of the Lender in connection with financial accommodations extended by the Lender to Otto Packaging, Inc., Quality Pallet, Inc. and Pallet Supply Co., Inc.






                                                        EXHIBIT D TO CREDIT AND
                                                        SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE

         In accordance with our Credit and Security Agreement dated as of October 30, 1995 (the "Credit Agreement"), attached are the financial statements of B.V.S., Inc. (the "Borrower") as of and for the month and year-to-date period ended ______________ __, 199_ (the "Current Financials").

         I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section of the Credit Agreement, subject to year-end audit adjustments.

Defaults and Events of Default (check one)

         |_| I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to you and remedied.

         |_| Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to you and remedied.

         For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 6.12 through 6.15, 6.17 and 7.10 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:

Covenant                              Actual                       Requirement

6.12 Net Income                   $_____________                 $_____________
6.13 Tangible Net Worth           $_____________                 $_____________
6.14 Book Net Worth               $_____________                 $_____________
6.15 Debt Service
      Coverage Ratio              _____ to _____                 _____ to _____
6.17 Availability                 $_____________                 $_____________
7.10 Capital
      Expenditures

         Aggregate fiscal
         year-to-date
         expenditures             $_____________         Maximum $_____________


                                            __________________________________
                                            _______________________________ of
                                            B.V.S., Inc.



                                                        EXHIBIT E TO CREDIT AND
                                                        SECURITY AGREEMENT


                                    PREMISES

         The Premises referred to in the Credit and Security Agreement are legally described as follows:




                                                        EXHIBIT F TO CREDIT AND
                                                        SECURITY AGREEMENT


                       TRADEMARKS, PATENTS AND COPYRIGHTS


                                      NONE



                                                        EXHIBIT G TO CREDIT AND
                                                        SECURITY AGREEMENT


                                    VEHICLES*

1976 Frueh Fbtl VIN FRX636516
1976 Frueh Fbtl VIN FRX636515
1976 Frueh Fbtl VIN FRX636512
1984 Vulca Fbtl VIN 1LZF48207E1001166
1974 Schus Tl VIN G416G22800
1973 Schus Tl VIN K316G31156
1987 Deckk Tl VIN B082
1966 Weste Dptl VIN 16675578
1984 Lufki Fbtl VIN 1L01B4825E1063660
1959 Pike Fbtl VIN 4181
1976 Frueh Fbtl VIN FRX636510
1979 Budd Fbtl VIN 172040L
1979 Trail Fbtl VIN T52538
1976 Trail Fbtl VIN M21585
1960 Utili Fbtl VIN 35536
1975 Lufki Fbtl VIN 45364
1980 Utili Fbtl VIN AZ101860
1979 Aztec Fbtl VIN 4907
1982 Lemon Fbtl VIN 0038
1984 Great Fbtl VIN 1GRDM9027EM052601
1983 Ford St VIN 1FDNF70H1DVA17994
1974 GMC Tt VIN TFH924V562306
1982 Aztec Fbtl VIN A347K
1981 Vanco Vntl VIN 1VVV55201B1000038
1982 Vanco Vntl VIN 1VVV58207C1000953
1972 Ford Tt VIN C70EVP77119
1980 Peter Tt VIN 137929P
1959 Great Tl VIN 17484
1976 Frueh Vntl VIN CHX230132
1976 Frueh Se VIN CHX230164
1976 Frueh Vntl VIN CHX230140
1978 White Tt VIN 2QPCFHI011638
1981 Ford Tt VIN 1FDX96X5BVJ05354
1982 Great Se VIN 1GRDM8829CM020101
1984 Utili Fbtl VIN 1UYFS2454EA187901


*All titled in the State of Arizona








                       FIRST AMENDMENT TO CREDIT AGREEMENT


This Amendment is made as of the ____ day of April, 1996 by and between B.V.S., Inc., an Arizona corporation (the "Borrower"), and Norwest Credit, Inc., a Minnesota corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into the Credit and Security Agreement dated as of October 30, 1995, (the "Credit Agreement").

The Lender has agreed to make certain loan advances and a term loan to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

The loan advances under the Credit Agreement are evidenced by the Borrower's revolving note dated as of October 30, 1995, in the maximum principal amount of $400,000 and payable to the order of the Lender (the "Revolving Note"), and the term loan is evidenced by the Borrower's term note dated as of October 30, 1995, in the original principal amount of $209,000 and payable to the order of the Lender (the "Term Note") (the Revolving Note and the Term Note are collectively referred to herein as the "Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents") and by the Guarantor Security Agreements (as defined in the Credit Agreement) and is guaranteed pursuant to the Guaranties (as defined therein) of the Guarantors (as defined therein).

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The Credit Agreement is hereby amended as follows:

         (a) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "Guarantor Security Agreements" means, individually and collectively, the Third Party Security Agreements executed by Pallet Recycling Associates of North America, Inc., Holdings, Otto Packaging, Inc., Quality Pallet, Inc., Pallet Supply Co., Inc., Pallet City, Inc., and B&B Pallet Supply Company and delivered to the Lender.

                  "Guarantors" means Pallet Recycling Associates of North America, Inc., Holdings, Pallet Exchange of Kansas City, Inc., Otto Packaging, Inc., Harris Supply, Inc., Harris Supply Company of Georgia, Inc., Quality Pallet, Inc., Hurt's Pallet & Sales, Inc., Pallet Source, Inc., Pallet City, Inc., PRANA Oklahoma City, Inc., PRANA Denver, Inc., B&B Pallet Supply Company, Pallet Supply Co., Inc., PRANA Las Vegas, Inc., Diamond Pallet, Inc. and any other Subsidiary of any of the foregoing entities formed or acquired on or after the date hereof.

                  "Note" means the Revolving Note and the Term Note.

                  "Related Borrowers" means Holdings, Otto Packaging, Inc., Quality Pallet, Inc., Pallet Supply Co., Inc., Pallet City, Inc., and B&B Pallet Supply Company and any other present or future Affiliate who at any time incurs indebtedness to the Lender or any affiliate of the Lender including, without limitation, Norwest Bank Minnesota, National Association.

         (b) Exhibit C to the Credit Agreement is hereby replaced by the Exhibit C attached hereto.

3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

4. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a) The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each of the Guarantors.

         (b) Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of October 30, 1995 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of October 30, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (c) Opinion of the Borrower's counsel as to the matters set forth in paragraphs 6(a) and (b) hereof and as to such other matters as the Lender shall require.

5. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 4 hereof.

10. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                        B.V.S., INC.


                                        By:
                                            Its:

                                        NORWEST CREDIT, INC.


                                        By:
                                            Its:



                   ACKNOWLEDGEMENT AND AGREEMENT OF GUARANTORS


The undersigned, each a guarantor of the indebtedness of Pallet Supply Co., Inc. (the "Borrower") to Norwest Credit, Inc. (the "Lender") pursuant to a separate Guaranty each dated as of October 30, 1995 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extent additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the present and future indebtedness of the Borrower to the Lender.

                                 PALLET RECYCLING ASSOCIATES OF
                                   NORTH AMERICA, INC.


                                 By:
                                     Its:


                                 PRANA HOLDINGS, INC.


                                 By:
                                     Its:

                                 OTTO PACKAGING, INC.


                                 By:
                                     Its:


                                 HARRIS SUPPLY COMPANY, INC.


                                 By:
                                     Its:



                                 HARRIS SUPPLY COMPANY OF
                                  GEORGIA, INC.


                                 By:
                                     Its:



                                 QUALITY PALLET, INC.


                                 By:
                                     Its:


                                 HURT'S PALLET & SALES, INC.


                                 By:
                                     Its:


                                 PALLET SOURCE, INC.


                                 By:
                                     Its:


                                 PALLET CITY, INC.


                                 By:
                                     Its:


                                 PRANA OKLAHOMA CITY, INC.


                                 By:
                                     Its:


                                 PRANA DENVER, INC.


                                 By:
                                     Its:


                                 B&B PALLET SUPPLY COMPANY


                                 By:
                                     Its:


                                 PALLET SUPPLY CO., INC.


                                 By:
                                     Its:


                                 PALLET EXCHANGE OF
                                  KANSAS CITY, INC.


                                 By:
                                     Its:

                                 PRANA LAS VEGAS, INC.


                                 By:
                                     Its:


                                 DIAMOND PALLET, INC.


                                 By:
                                     Its:





                                     EXHIBIT C TO CREDIT AND SECURITY AGREEMENT



                  PERMITTED LIENS, INDEBTEDNESS AND GUARANTIES



                                      Liens



                                      NONE




                                  Indebtedness


                                      NONE







                                   Guaranties


Guarantees in favor of the Lender in connection with financial accommodations extended by the Lender to Otto Packaging, Inc., Quality Pallet, Inc., Pallet Supply Co., Inc., Pallet City, Inc. and B&B Pallet Supply Company.